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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39185, 33-36975, 33-44301, 333-42495, 333-13707,
333-16313, 333-42809, 333-47175, 333-47177, 444-61315, 333-79249, and 333-87987)
and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-36357) of Inprise Corporation of our report dated January 27, 2000, except for Note 1 which is dated as of March 17, 2000, appearing in the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in this Form 10K.



/s/ PricewaterhouseCoopers LLP
San Jose, California
March 30, 2000